UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2006

PACER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-49828

Tennessee 62-0935669

(State or other jurisdiction (I.R.S. employer of incorporation) identification no.)

2300 Clayton Road, Suite 1200

Concord, CA 94520

Telephone Number (877) 917-2237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) (c) (d) Pacer International, Inc. (the "Company") announced that Michael E. Uremovich has been appointed chairman and chief executive officer, effective November 17, 2006. He succeeds Donald C. Orris, who will continue to serve as member of the Board and in a senior executive capacity until his retirement on March 31, 2007, to facilitate a smooth transition.

Mr. Uremovich's biographical information is presented in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005 under the heading "Executive Officers of the Registrant" and is incorporated herein by reference.

In connection with his promotion, Mr. Uremovich's annual base salary has been increased to $450,000 and his target bonus percentage under the Company's annual cash bonus plan was increased to 100% of base salary. In addition, the period during which Mr. Uremovich would be entitled to continue to receive his base salary after a termination without cause was increased to twenty-four (24) months. Other terms of Mr. Uremovich's employment agreement and information regarding his compensation as one of the Company's named executive officers in 2005 were described in the Company's proxy statement for its 2006 annual meeting, which information is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release of Pacer International, Inc., dated November 16, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER INTERNATIONAL, INC. A Tennessee Corporation

Dated: November 16, 2006 By: /s/ Lawrence C. Yarberry

Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

EXHIBIT

NUMBER

99.1 Press Release of Pacer International, Inc., dated November 16, 2006.